As filed with the Securities and Exchange Commission on June 5, 2007

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 5, 2007

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Suite 110, Parsippany, New Jersey		07054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Transfer of Listing.

On June 5, 2007, B&G Foods, Inc., pursuant to authorization received from its board of directors, informed the American Stock Exchange (AMEX) that B&G Foods intends to transfer the listing of its Enhanced Income Securities (EISs) to the New York Stock Exchange (NYSE).  Subject to the completion of the proper securities filings, the EISs are expected to commence trading on the NYSE on Monday, June 18, 2007 under its current trading symbol “BGF.”  Until the transfer, the EISs will continue trading on the AMEX under that symbol.  Each EIS represents one share of Class A common stock and $7.15 principal amount of 12% senior subordinated notes due 2016.  B&G Foods’ separately traded Class A common stock began trading on the NYSE on May 23, 2007 under the trading symbol “BGS” and will continue to trade separately from the EISs.

A copy of the press release announcing the foregoing is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press release dated June 5, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: June 5, 2007	By:	/s/ Robert C. Cantwell
Robert C. Cantwell
Executive Vice President of Finance
and Chief Financial Officer